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                        UNIVERSAL INTERNATIONAL, INC.
                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned, a shareholder of UNIVERSAL INTERNATIONAL, INC., a Minnesota corporation (the "Company"), hereby appoints [Richard Ennen and Dennis Hill], and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Special Meeting of Shareholders (the "Special Meeting"), to be held on August __, 1998, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:


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/X/   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

       The Board of Directors recommends a FOR vote on the Proposal.

1. The approval of the amendment to the Company's By-Laws to provide that the Minnesota Control Share Acquisition Act will not apply to the Company or its shareholders.

                     FOR              AGAINST            ABSTAIN

                   /   /              /   /              /   /


     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE AMENDMENT TO THE COMPANY'S BY-LAW'S, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement/Prospectus dated July __, 1998 relating to the Special Meeting.


                             THIS PROXY IS SOLICITED BY
               THE BOARD OF DIRECTORS OF UNIVERSAL INTERNATIONAL, INC.

Date: ______________________, 1998

__________________________________
Signature(s) of Shareholder(s)
(See Instructions Below)

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.